Exhibit 4.11

THIRD AMENDMENT AND LIMITED WAIVER+

October 19, 2016

This THIRD AMENDMENT AND LIMITED WAIVER, dated as of the date specified above (this “Amendment”), is by and among EFR 2016-1, LLC (the “Issuer”) and Bankers Trust Company, in its capacity as indenture trustee and securities intermediary (the “Indenture Trustee”).  Whenever used in this Amendment and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in Part I of Appendix A to the Indenture dated as of January 15, 2016 by and between the Issuer and the Indenture Trustee (as amended, restated, supplemented or otherwise modified, the “Indenture”).

WHEREAS, the Issuer and the Indenture Trustee desire to (i) amend the Indenture in certain respects and (ii) provide a limited waiver with respect to transfer restrictions contained in the Indenture; and

WHEREAS, all of the Variable Funding Note Noteholders and all of the Note Owners (the “Consenting Investors”) have executed consents (the “Investor Consents”) to this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Indenture.

i.	The penultimate paragraph of Section 10.02 of the Indenture is hereby amended and restated as follows:

“Notwithstanding any other provision of this Indenture, (a) the consent of any Holder of any Outstanding Note shall not be required for an amendment of this Indenture (including any amendment listed in clauses (a) through (j) above) if such amendment is with respect to a provision of this Indenture that does not affect such Holder or only affects Notes that are not held by such Holder and (b) an amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of a particular Note, or which modifies the rights of the Holders of such Notes with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of any other Notes.”

ii.	The first paragraph of Exhibit A to the Indenture is hereby amended and restated as follows:

“FOR VALUE RECEIVED, EFR 2016-1, LLC (the “Issuer”), hereby promises to pay to [__] (the “Payee”), or its registered assigns, on or before [__], an amount up to FORTY MILLION DOLLARS ($40,000,000).”

+	Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

***	Indicates confidential material redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the redacted material.

iii.	The third paragraph of page B-8 of Exhibit B to the Indenture is hereby amended and restated as follows:

“Interest on this Note shall accrue at the rate of One-Month LIBOR plus [7.00][11.00]% per annum and will be calculated on the basis of a year of 360 days and the actual number of days in the related Interest Period.”

iv.	The definition of “Funding Commitment” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Funding Commitment” shall mean, as to each Variable Funding Note Noteholder, the obligation of such Variable Funding Note Noteholder to fund its ratable share of Advances, on the Closing Date and on each Advance Date, up to but not exceeding the amounts set forth on Schedule I to the Third Amendment (during and after the Variable Funding Note Temporary Period), or the most recent Joinder Agreement executed after the Third Amendment Closing Date, as applicable.”

v.	The definition of “Maturity Date” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Maturity Date” shall mean the earlier of (i) Term Note Maturity Date of the last Term Note and (ii) the Payment Date occurring in October 2021.”

vi.	The definition of “Maximum Advance Amount” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Maximum Advance Amount” shall mean, as of any date of determination prior to the Funding Period Termination Date the least of (a) an amount equal to the Maximum Principal Amount, minus the sum of (x) the aggregate Outstanding Principal Amount of all Outstanding Term Notes and (y) the Variable Funding Note Stated Principal Amount, (b) the Variable Funding Note Maximum Principal Amount, and (c) (A) to the extent relating to Term Note A Collateral, then the Variable Funding Note Borrowing Base A and (B) to the extent relating to Term Note B Collateral, then the Variable Funding Note Borrowing Base B, and thereafter, zero.”

vii.	The definition of “Maximum Principal Amount” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Maximum Principal Amount” shall mean $275,000,000.”

viii.	The definition of “New Term Notes” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““New Term Notes” shall mean the Term Notes issued on or after the Third Amendment Closing Date.”

ix.	The definition of “Note Interest Rate” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Note Interest Rate” shall mean, for any Interest Period, a per annum rate equal to One-Month LIBOR plus (i) with respect to any Term Note issued prior to the Third Amendment Closing Date, 7.75%, (ii) with respect to any Term Note A issued on or after the Third Amendment Closing Date, 7.00%, (iii) with respect to any Term Note B issued on or after the Third Amendment Closing Date, 11.00%, (iv) with respect to any amounts outstanding under a Variable Funding Note prior to the Third Amendment Closing Date, 7.75% and (v) with respect to any amounts outstanding under a Variable Funding Note on or after the Third Amendment Closing Date, 8.50%; provided, however, that upon the occurrence and during the continuation of an Event of Default, each applicable Note Interest Rate shall be increased by 2.50%.”

x.	The definition of “Term Note Average Interest Percentage” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Term Note Average Interest Percentage” shall mean, with respect to any Payment Date for each set of New Term Notes issued on the same Conversion Date, a fraction (expressed as a percentage) (a) the numerator of which is the product of (i) the aggregate Term Note Initial Monthly Interest payable on such New Term Notes on such Payment Date and (ii) (x) 360 divided by (y) the actual number of days in the related Interest Period and (b) the denominator of which is the aggregate Outstanding Principal Amount of such Term Notes as of the close of business on the related Record Date.”

xi.	The definition of “Term Note Initial Monthly Interest” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Term Note Initial Monthly Interest” shall mean, with respect to any Payment Date for each Term Note, an amount equal to the product of (i) (x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (y) the Note Interest Rate in effect for the related Interest Period for such Term Note and (ii) the Outstanding Principal Amount of such Term Note as of the close of business on the Record Date.”

xii.	The definition of “Term Note Make-Up Interest” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Term Note Make-Up Interest” shall mean, with respect to any Payment Date for each set of New Term Notes issued on the same Conversion Date, (i) to the extent that the Term Note Average Interest Percentage with respect to such New Term Notes on such Payment Date is less than 9.5%, an amount that (when added to the amount payable as Term Note Initial Monthly Interest on such Payment Date on such New Term Notes for the related Interest Period) would cause the Term Note Average Interest Percentage on such New Term Notes for such Payment Date to equal 9.5%, which amount shall be allocated and payable to the Term Note Noteholders of such New Term Notes pro rata based on the respective Outstanding Principal Amounts of such New Term Notes or (ii) to the extent that the Term Note Average Interest Percentage with respect to such New Term Notes on such Payment Date is equal to or greater than 9.5%, zero.”

xiii.	The definition of “Term Note Monthly Interest” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Term Note Monthly Interest” shall mean, with respect to any Payment Date for each Term Note, an amount equal to (a) the Term Note Initial Monthly Interest for such Term Note, plus (b) with respect to New Term Notes, the Term Note Make-Up Interest, if any, due to the Term Note Noteholder of such Term Note, plus (c) any amounts described in clauses (a) and (b) above, or portion thereof, previously due but not paid to such Term Note Noteholder on a prior Payment Date.”

xiv.	The definition of “Third Amendment” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Third Amendment” shall mean the Third Amendment, dated as of October 19, 2016, by and among the Issuer and the Indenture Trustee.”

xv.	The definition of “Third Amendment Closing Date” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Third Amendment Closing Date” shall mean October 19, 2016.”

xvi.	The definition of “Variable Funding Note Amortization Date” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Variable Funding Note Amortization Date” shall mean the earlier to occur of (a) October 16, 2017 and (b) the date on which an Event of Default occurs.”

xvii.	The definition of “Variable Funding Note Maximum Principal Amount” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Variable Funding Note Maximum Principal Amount” shall mean (i) at any time during the Variable Funding Note Temporary Period, $40,000,000 and (ii) at any time thereafter, $30,000,000.”

xviii.	The definition of “Variable Funding Note Monthly Interest” in Part I of Appendix A to the Indenture is hereby amended and restated as follows:

““Variable Funding Note Monthly Interest” shall mean, with respect to each Payment Date, an amount equal to the product of (i)(x) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (y) the Note Interest Rate in effect for the related Interest Period for the applicable Variable Funding Note and (ii) the Average Variable Funding Note Balance.”

xix.	The definition of “Variable Funding Note Temporary Period” is hereby added in the correct alphabetical order in Part I of Appendix A to the Indenture as follows:

““Variable Funding Note Temporary Period” shall mean the period beginning on (and including) the Third Amendment Closing Date and ending on (and excluding) the Conversion Date for the calendar month ending on December 31, 2016.”

xx.	Section 3.04(c) of the Indenture is amended by inserting the following as new clause (vi):

“(vi) Any Note Owner holding an individual definitive Note may exchange its individual definitive Note for a beneficial interest in a Global Note to be issued in accordance with clause (a) above, upon notice to the Indenture Trustee.”

2.Limited Waiver and Consent. The Issuer and the Indenture Trustee (on its own behalf and on behalf of the Consenting Investors) hereby agree that, notwithstanding any limitations contained in any Transaction Document (including, but not limited to, any limitations contained in Section 4.04 of the Indenture), Drawbridge Special Opportunities Fund LP (“Drawbridge”) may assign to FSLF ENV LLC, an Affiliate of Drawbridge (the “Drawbridge Affiliate”) a portion of its beneficial interest in the Notes held by Drawbridge; provided that (i) the Drawbridge Affiliate is an accredited investor (as defined under Rule 501(a) of Regulation D under the Securities Act), (ii) all future transfers and assignments made by the Drawbridge Affiliate shall be made in accordance with (and subject to restrictions of) the terms of the Indenture (including, but not limited to, Section 4.04 of the Indenture), and (iii) after the Drawbridge Affiliate becomes a QIB, it may exchange any definitive Notes in its possession for a beneficial interest in a Global Note to be registered in the name of the Depository (pursuant to and in accordance with the terms of the Indenture).  The Issuer and the Indenture Trustee (on its own behalf and on behalf of the Consenting Investors) further  acknowledge and agree that, (i) in lieu of the certification set forth in Section 4.04(i)vi of the Indenture, the Drawbridge Affiliate, by its acceptance of a Note shall be deemed to have represented and agreed that it is an accredited investor (as defined under Rule 501(a) of Regulation D under the Securities Act) and (ii) for the avoidance of doubt, the transfer from Drawbridge to the Drawbridge Affiliate shall not be deemed to violate the transfer restrictions set forth in the Indenture for purposes of Section 4(d) of the Certificate of Variable Funding Note Noteholder or Section 5(d) of the Certificate of Term Note Owner, in each case, delivered by the Drawbridge Affiliate in connection with such transfer.

3.Concurrent Deliveries.  In conjunction with the execution and delivery of this Amendment, (a) the Issuer shall deliver to the Indenture Trustee an Issuer Tax Opinion with respect to the amendments to the Indenture contained herein, (b) the Issuer shall sell, transfer, and deliver to each of the Variable Funding Note Noteholders, a Variable Funding Note, up to an aggregate amount for all such Variable Funding Notes not to exceed the Variable Funding Note Maximum Principal Amount (as of the date the amendments set forth in Section 1 hereof become effective) and (c) each Variable Funding Note Noteholder shall use commercially reasonable efforts to return its original Variable Funding Note to the Issuer for cancellation (and, whether or not so returned, such original Variable Funding Note shall cease to be effective for any purpose upon delivery of the new Variable Funding Note to such Variable Funding Note Noteholder).

4.Reference to and Effect Upon the Transaction Documents.  Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the parties thereto and all of the obligations under the Transaction Documents, shall remain in full force and effect.

5.GOVERNING LAW.  THIS AMENDMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.

7.Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

8.Further Assurances.  The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

9.Headings.  The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

10.Consent to Amendment.  The Indenture Trustee hereby certifies, as of the date hereof, that:

(i)pursuant to Section 4.04(m) of the Indenture, the Indenture Trustee is the Note Registrar for the Registered Notes;

(ii)as of the date hereof, there are no more than ten separate Variable Funding Note Noteholders registered in the Note Register and no more than ten separate Term Note Owners (including for such purpose the maximum number of Term Note Partners (as defined in the Certificate of Term Note Owner)) listed in the register of Note Interests maintained by the Indenture Trustee pursuant to Section 4.04(n) of the Indenture; and

(iii)the Consenting Investors hold in the aggregate all of the Outstanding Principal Amount of all Outstanding Notes.

The parties hereto acknowledge that, in making the certifications in the foregoing clauses (ii) and (iii), the Indenture Trustee has relied solely and exclusively (without any duty to make further inquiry, including any duty to inquire whether a holder holds for the account of one or more other persons) on (A) the Certificates of Variable Funding Note Noteholders and Certificates of Term Note Owners received by it pursuant to the terms of the Indenture and as contemplated therein and (B) the Investor Consents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

EFR 2016-1, LLC
By: /s/ Steven E. Cunningham
Name: Steven E. Cunningham
Title: EVP & CFO

Signature Page to Third Amendment and Limited Waiver (Enova)

BANKERS TRUST COMPANY, as Indenture Trustee and not in its individual capacity

By:/s/ Lori Meeker

Name: Lori Meeker

Title: Vice President

BANKERS TRUST COMPANY, as Securities Intermediary and not in its individual capacity

By:/s/ Lori Meeker

Name: Lori Meeker

Title: Vice President

Signature Page to Third Amendment and Limited Waiver (Enova)

Schedule I

Funding Commitments as of the Third Amendment Closing Date

Variable Funding Note Noteholder	Funding Commitments During the Variable Funding Note Temporary Period	Funding Commitments After the Termination of the Variable Funding Note Temporary Period
Jefferies Funding LLC	$***	$***
WF 18, LLC	$***	$***
Drawbridge Special Opportunities Fund LP	$***	$***
Total:	$40,000,000.00	$30,000,000.00